    THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUED UPON ITS EXERCISE ARE
                         SUBJECT TO THE RESTRICTIONS ON
                 TRANSEER SET FORTH IN SECTION 4 OF THIS WARRANT


Warrant No. R2-_                                       Number of Shares: ______
                                                        (subject to adjustment)

Date of Issuance: February 3, 1997

                           RECEPTOR TECHNOLOGIES, INC.

                          COMMON STOCK PURCHASE WARRANT

                          (Void after February 3, 2002;
               subject to earlier termination as described below)

         Receptor Technologies, Inc., a Delaware corporation (the "Company"), for value received, hereby certifies that ____________________________, or its registered assigns (the "Registered Holder"), is entitled, subject to the terms set forth below, to purchase from the Company, at any time or from time to time on or after the dare of issuance and on or before the Expiration Date (as defined in Section 1(b) below), ______ shares of Common Stock, $0.0001 par value per share, of the Company, at a purchase price of $12.00 per share. The shares purchasable upon exercise of this Warrant shall be newly issued and shall not be treasury shares. The shares purchasable upon exercise of this Warrant, and the purchase price per share, each as adjusted from time to time pursuant to the provisions of this Warrant, are hereinafter referred to as the "Warrant Shares" and the "Purchase Price," respectively.

         1. EXERCISE.

                  (a) This Warrant may be exercised by the Registered Holder, in whole or in part, by surrendering this Warrant, with the purchase form appended hereto as EXHIBIT I duly executed by such Registered Holder or by such Registered Holders duly authorized attorney, before the Expiration Date, at the principal office of the Company, or at such other office or agency as the Company may designate, accompanied by payment in full, in lawful money of the United States, of the Purchase Price payable in respect of the number of Warrant Shares purchased upon such exercise.

                  (b) For purposes of this Warrant, the Expiration Date shall mean not later than 5:00 p.m. (New York, New York time) on the earlier of (i) 60 days following receipt by the Registered Holder of notice by the Company of achievement of one of the following two milestones: (x) the initiation by the Company of Phase II clinical studies pursuant to U.S. FDA regulations or EMEA regulations (under the U.S. FDA Regulations or the EMEA Regulations, initiation of Phase II is defined as the first entry into a selective group of relevant patients of a company developed compound), or (y) the receipt by the Company of $10,000,000 of gross revenue in a four consecutive fiscal quarter period (gross revenue to mean all revenues of the Company and its subsidiaries, on a consolidated basis, less interest earnings, grants, subsidies and extraordinary items), or (ii) five years after the date of issuance.


                                      1.

                  (c) Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the day on which this Warrant shall have been surrendered the Company as provided in subsection 1(a) above (the "Exercise Date"). At such time, the person or persons in whose name or names any certificates for Warrant Shares shall be issuable upon such exercise as provided in subsection 1(e) below shall be deemed to have become the holder or holders of record of the Warrant Shares represented by such certificates.

                  (d) As soon as practicable after the exercise of this Warrant in full or in part, and in any event within 10 days thereafter, the Company, at its expense, will cause to be issued in the name of, and delivered to, the Registered Holder, or as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct:

                           (i) a certificate or certificates for the number of
full Warrant Shares to which such Registered Holder shall be entitled upon such exercise plus, in lieu of any fractional shares to which such Registered Holder would otherwise be entitled, cash in an amount determined pursuant to Section 3 hereof; and

                           (ii) in case such exercise is in part only, a new
warrant or warrants (dated the date hereof) of like tenor, representing in the aggregate on the face or faces thereof the right to purchase that number of Warrant Shares equal (without giving effect to any adjustment therein) to the number of such shares called for on the face of this Warrant minus the number of such shares purchased by the Registered Holder upon such exercise.

         2. ADJUSTMENTS.

                  (a) GENERAL. The Purchase Price shall be subject to adjustment from time to time pursuant to the terms of this Section 2.

                  (b) DILUTING ISSUANCES.

                           (i) SPECIAL DEFINITIONS. For purposes of this
subsection 2(b), the following definitions shall apply:

                                    (A) "OPTION" shall mean rights, options or
warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities, excluding options described in clause (III) of subsection 2(b)(i)(D) below.

                                    (B) "ORIGINAL ISSUE DATE" shall mean the
date on which this Warrant was first issued.

                                    (C) "CONVERTIBLE SECURITIES" shall mean any
evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock.

                                    (D) "ADDITIONAL SHARES OF COMMON STOCK"
shall mean all shares of Common Stock issued (or, pursuant to subsection 2(b)(iii) below, deemed to be issued) by the Company after the Original Issue Date, other than shares of Common Stock issued or issuable:


                                      2.

                                             (I) upon conversion of shares of
Convertible Securities outstanding on the Original Issue Date, (including Options issued on such Date);

                                             (II) by reason of a dividend, stock
split, split-up or other distribution on shares of Common Stock that are excluded from the definition of Additional Shares of Common Stock by the foregoing clause (I) or this clause (II);

                                             (III) to employees or directors of,
or consultants to, the Company pursuant to a plan adopted by the Board of Directors of the Company;

                                             (IV) by reason of the Special
Series A Dividend or the reclassification of the Company's Series A Preferred Stock, each as provided for in the Company's Certificate of Incorporation, as amended; or

                                             (V) upon exercise of the Special
Investor Warrants (as defined in the Stock Purchase Agreement dated February 3, 1997 between the Company and certain purchasers of the Company's Series A Preferred Stock).

                           (ii) NO ADJUSTMENT OF PURCHASE PRICE. No adjustments
to the Purchase Price shall be made unless the consideration per share (determined pursuant to subsection 2(b)(v)) for an Additional Share of Common Stock issued or deemed to be issued by the Company is less than the Adjustment Price (as defined below) in effect on the date of, and immediately prior to, the issue of such Additional Shares.

                           (iii) ISSUE OF SECURITIES DEEMED ISSUE OF ADDITIONAL
SHARES OF COMMON STOCK. If the Company at any time or from time to time after the Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options of Convertible Securities, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that Additional Shares of Common Stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to subsection 2(b)(v) hereof) of such Additional Shares of Common Stock would be less than the Adjustment Price in effect on the date of and immediately prior to such issue, or such record date, as the case may be, and provided further that in any such case in which Additional Shares of Common Stock are deemed to be issued:

                                    (A) No further adjustment in the Purchase
Price shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

                                    (B) If such Options or Convertible
Securities by their terms provide, with passage of time or otherwise, for any increase in the consideration payable to the Company, upon the exercise, conversion or exchange thereof, the Adjustment Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and


                                      3.

any subsequent adjustments based thereon, shall, upon any such increase becoming effective, be recomputed to reflect such increase insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities;

                                    (C) Upon the expiration or termination of
any unexercised Option, the Purchase Price shall not be readjusted, but the Additional Shares of Common Stock deemed issued as the result of the original issue of such Option shall not be deemed issued for the purposes of any subsequent adjustment of the Purchase Price;

                                    (D) In the event of any change in the number
of shares of Common Stock issuable upon the exercise, conversion or exchange of any Option or Convertible Security, including, but not limited to, a change resulting from the anti-dilution provisions thereof, the Adjustment Price then in effect shall forthwith be readjusted to such Adjustment Price as would have obtained had the adjustment which was made upon the issuance of such Option or Convertible Security not exercised or converted prior to such change been made upon the basis of such change; and

                                    (E) No readjustment pursuant to Clause (B)
or (D) above shall have the effect of increasing the Purchase Price to an amount which exceeds the lower of (i) the Purchase Price on the original adjustment date, or (ii) the Purchase Price that would have resulted from any issuances of Additional Shares of Common Stock between the original adjustment date and such readjustment date.

                           (iv) ADJUSTMENT OF PURCHASE PRICE UPON ISSUANCE OF
ADDITIONAL SHARES OF COMMON STOCK. In the event the Company shall at any time after the Original Issue Date issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to subsection 2(b)(iii), but excluding shares issued as a dividend or distribution or upon a stock split or combination as provided in subsection 2(c)), without consideration or for a consideration per share less than $2.55 per share, as adjusted from time to time hereunder (the "Adjustment Price"), then and in such event, the Purchase Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying the Adjustment Price, as adjusted in accordance with this subsection 2(B)(iv) immediately after such issue, by 4.70588. For example, if the issue results in an Adjustment Price of $2.40 per share, then the Purchase Price would be reduced from $12.00 per share to $11.29 per share ($2.40 x 4.70588 = $11.29). For purposes of this Warrant, the Adjustment Price shall be reduced in connection with any issue described above in this subsection 2(b)(iv), concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying such Adjustment Price by a fraction, (A) the numerator of which shall be (1) the number of shares of Common Stock outstanding immediately prior to such issue plus (2) the number of shares of Common Stock which the aggregate consideration received or to be received by the Company for the total number of Additional Shares of Common Stock so issued would purchase at such Adjustment Price; and (B) the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such Additional Shares of Common Stock so issued; PROVIDED THAT, (i) for the purpose of this subsection 2(b)(iv), all shares of Common Stock issuable upon exercise or conversion of Options or Convertible Securities outstanding immediately prior to such issue shall be deemed to be outstanding (other than shares excluded from the definition of "Additional Shares of Common


                                   4.

Stock" by virtue of clause (III) of subsection 2(b)(i)(D)), and (ii) the number of shares of Common Stock deemed issuable upon conversion of such outstanding Options and Convertible Securities shall not give effect to any adjustments to the conversion price or conversion rate of such Option or Convertible Securities resulting from the issuance of Additional Shares of Common Stock that is the subject of this calculation.

         Notwithstanding the foregoing, the applicable Purchase Price shall not be so reduced at such time if the amount of such reduction would be an amount less than $.05, but any such amount shall be carried forward and reduction with respect thereto made at the time of and together with any subsequent reduction which, together with such amount and any other amount or amounts so carried forward, shall aggregate $.05 or more.

                           (v) DETERMINATION OF CONSIDERATION. For purposes of
this subsection 2(b), the consideration received by the Company for the issue of any Additional Shares of Common Stock shall be computed as follows:

                                    (A) CASH AND PROPERTY. Such consideration
shall:

                                             (I) insofar as it consists of cash,
be computed at the aggregate of cash received by the Company, excluding amounts paid or payable for accrued interest or accrued dividends;

                                             (II) insofar as it consists of
property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board of Directors; and

                                             (III) in the event Additional
Shares of Common Stock are issued together with other shares or securities or other assets of the Company for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses
(I) and (II) above, as determined in good faith by the Board of Directors.

                                    (B) OPTIONS AND CONVERTIBLE SECURITIES. The
consideration per share received by the Company for Additional Shares of Common Stock deemed to have been issued pursuant to subsection 2(b)(iii), relating to Options and Convertible Securities, shall be determined by dividing

                                             (x) the total amount, if any,
received or receivable by the Company as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Company upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

                                             (y) the maximum number of shares of
Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein


                                     5.

for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

                           (vi) MULTIPLE CLOSING DATES. In the event the Company
shall issue on more than one date Additional Shares of Common Stock which are comprised of shares of the same series or class of Preferred Stock, and such issuance dates occur within a period of no more than 120 days, then the Purchase Price shall be adjusted only once on account of such issuances, with such adjustment to occur upon the final such issuance and to give effect to all such issuances as if they occurred on the date of the final such issuance.

                  (c) RECAPITALIZATIONS. If outstanding shares of the Company's Common Stock shall be subdivided into a greater number of shares or a dividend in Common Stock shall be paid in respect of Common Stock, the Purchase Price in effect immediately prior to such subdivision or at the record date of such dividend shall simultaneously with the effectiveness of such subdivision or immediately after the record date of such dividend be proportionately reduced. If outstanding shares of Common Stock shall be combined into a smaller number of shares, the Purchase Price in effect immediately prior to such combination shall, simultaneously with the effectiveness of such combination, be proportionately increased.

                  (d) MERGERS, ETC. If, there shall occur any capital reorganization or reclassification of the Company's Common Stock (other than a change in par value or a subdivision or combination as provided for in subsection 2(c) above), or any consolidation or merger of the Company with or into another corporation, or a transfer of all or substantially all of the assets of the Company, then, as part of any such reorganization, reclassification, consolidation, merger or sale, as the case may be, lawful provision shall be made so that the Registered Holder of this Warrant shall have the right thereafter to receive upon the exercise hereof the kind and amount of shares of stock or other securities or property which such Registered Holder would have been entitled to receive if, immediately prior to any such reorganization, reclassification, consolidation, merger or sale, as the case may be, such Registered Holder had held the number of shares of Common Stock which were then purchasable upon the exercise of this Warrant. In any such case, appropriate adjustment (as reasonably determined in good faith by the Board of Directors of the Company) shall be made in the application of the provisions set forth herein with respect to the rights and interests thereafter of the Registered Holder of this Warrant, such that the provisions set forth in this
Section 2 (including provisions with respect to adjustment of the Purchase Price) shall thereafter be applicable, as nearly as is reasonably practicable, in relation to any shares of stock or other securities or property thereafter deliverable upon the exercise of this Warrant.

                  (e) ADJUSTMENT IN NUMBER OF WARRANT SHARES. When any adjustment is required to be made in the Purchase Price, the number of Warrant Shares purchasable upon the exercise of this Warrant shall be changed to the number determined by dividing (i) an amount equal to the number of shares issuable upon the exercise of this Warrant immediately prior to such adjustment, multiplied by the Purchase Price in effect immediately prior to such adjustment, by (ii) the Purchase Price in effect immediately after such adjustment.


                                      6.

                  (f) CERTIFICATE OF ADJUSTMENT. When any adjustment is required to be made pursuant to this Section 2, the Company shall promptly mail to the Registered Holder a certificate setting forth the Purchase Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Such certificate shall also set forth the kind and amount of stock or other securities or property into which this Warrant shall be exercisable following such adjustment.

         3. FRACTIONAL SHARES. The Company shall not be required upon the exercise of this Warrant to issue any fractional shares, but shall make an adjustment therefor in cash on the basis of the Fair Market Value per share of Common Stock. The Fair Market Value per share of Common Stock shall be determined as follows:

                           (i) If the Common Stock is listed on a national
securities exchange, the Nasdaq National Market, the Nasdaq system, or another nationally recognized exchange or trading system as of the Exercise Date, the Fair Market Value per share of Common Stock shall be deemed to be the last reported sale price per share of Common Stock thereon on the Exercise Date; or, if no such price is reported on such date, such price on the next preceding business day (provided that if no such price is reported on the next preceding business day, the Fair Market Value per share of Common Stock shall be determined pursuant to clause (ii)).

                           (ii) If the Common Stock is not listed on a national
securities exchange, the Nasdaq National Market, the Nasdaq system or another nationally recognized exchange or trading system as of the Exercise Date, the Fair Market Value per share of Common Stock shall be deemed to be the amount most recently determined by the Board of Directors to represent the fair market value per share of the Common Stock (including without limitation a determination for purposes of granting Common Stock options or issuing Common Stock under an employee benefit plan of the Company); and, upon request of the Registered Holder the Board of Directors (or a representative thereof) shall promptly notify the Registered Holder of the Fair Market Value per share of Common Stock. Notwithstanding the foregoing, if the Board of Directors has not made such a determination within the three-month period prior to the Exercise Date, then (A) the Fair Market Value per share of Common Stock shall be the amount next determined by the Board of Directors to represent the fair market value per share of the Common Stock (including without limitation a determination for purposes of granting Common Stock options or issuing Common Stock under an employee benefit plan of the Company), (B) the Board of Directors shall make such a determination within 15 days of a request by the Registered Holder that it do so, and (C) the exercise of this Warrant pursuant to this
Section 3 shall be delayed until such determination is made.

         4. REQUIREMENTS FOR TRANSFER.

                  (a) This Warrant and the Warrant Shares shall not be sold or transferred unless either (i) they first shall have been registered under the Securities Act of 1933, as amended (the "Act"), or (ii) the Company first shall have been furnished with an opinion of legal counsel, reasonably satisfactory to the Company, to the effect that, in connection with such sale or transfer, it is not necessary to file a registration statement pursuant to the requirements of Act.


                                      7.

                  (b) Notwithstanding the foregoing, no registration or opinion of counsel shall be required for (i) a transfer by a Registered Holder which is a partnership to a partner of such partnership or a retired partner of such partnership who retires after the date hereof, or to the estate of any such partner or retired partner, if the transferee agrees in writing to be subject to the terms of this Section 4, or (ii) a transfer made in accordance with Rule 144 under the Act.

                  (c) Each certificate representing Warrant Shares shall bear a legend substantially in the following form:

                           "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be offered, sold or otherwise transferred, pledged or hypothecated unless and until such securities are registered under such Act or an opinion of counsel satisfactory to the Company is obtained to the effect that such registration is not required."

The foregoing legend shall be removed from the certificates representing any Warrant Shares, at the request of the holder thereof, at such time as they become eligible for resale pursuant to Rule 144(k) under the Act.

                  (d) The Warrant Shares shall be subject to the terms and conditions of a Stockholders Agreement described in the following legend. Each certificate representing Warrant Shares shall bear a legend substantially in the following form:

                           "The securities represented by this certificate are subject to the terms and conditions of a Stockholders Agreement dated February 3, 1997, among the Company and certain of its stockholders. Any purchaser, assignee, transferee, pledgee or other successor to any holder hereof is bound by the terms of such Agreement, a copy of which will be mailed, without charge, within five (5) days after receipt of a written request therefor directed to the Secretary of the Company.

         5. NO IMPAIRMENT. The Company will not, by amendment of its charter or through reorganization, consolidation, merger, dissolution, sale of assets or any other voluntary action avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Warrant against impairment.

         6. LIQUIDATING DIVIDENDS. If the Company pays a dividend or makes a distribution on the Common Stock payable otherwise than in cash out of earnings or earned surplus (determined in accordance with generally accepted accounting principles) except for a stock dividend payable in shares of Common Stock (a "Liquidating Dividend"), then the Company will pay or distribute to the Registered Holder of this Warrant, upon the exercise hereof, in addition


                                      8.

to the Warrant Shares purchased upon such exercise, the Liquidating Dividend, plus interest thereon at the rate per annum then paid by the Company to its primary commercial lender, which would have been paid to such Registered Holder if he had been the owner of record of such Warrant Shares immediately prior to the date on which a record is taken for such Liquidating Dividend or, if no record is taken, the date as of which the record holders of Common Stock entitled to such dividends or distribution are to be determined.

         7.       NOTICES OF RECORD DATE, ETC.  In case:

                  (a) the Company shall take a record of the holders of its Common Stock (or other stock or securities at the time deliverable upon the exercise of this Warrant) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right; or

                  (b) of any capital reorganization of the Company, any reclassification of the capital stock of the Company, any consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the surviving entity), or any transfer of all or substantially all of the assets of the Company; or

                  (c) of the voluntary or involuntary dissolution, liquidation or winding-up of the Company,

then, and in each such case, the Company will mail or cause to be mailed to the Registered Holder of this Warrant a notice specifying, as the case may be, (i) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other stock or securities at the time deliverable upon the exercise of this Warrant) shall be entitled to exchange their shares of Common Stock (or such other stock or securities), for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up. Such notice shall be mailed at least ten (10) days prior to the record date or effective date for the event specified in such notice.

         8. RESERVATION OF STOCK. The Company will at all times reserve and keep available, solely for issuance and delivery upon the exercise of this Warrant, such number of Warrant Shares and other stock, securities and property, as from time to time shall be issuable upon the exercise of this Warrant.

         9. EXCHANGE OF WARRANTS. Upon the surrender by the Registered Holder of any Warrant or Warrants, properly endorsed, to the Company for exchange at the principal office of the Company, the Company will, subject to the provisions of
Section 4 hereof, issue and deliver to or upon the order of such Holder, at the Company's expense, a new Warrant or Warrants of like tenor, in the name of such Registered Holder or as such Registered Holder (upon payment by such Registered Holder of any applicable transfer taxes) may direct, calling in the aggregate


                                      9.

the face or faces thereof for the number of shares of Common Stock called for on the face or faces of the Warrant or Warrants so surrendered.

         10. REPLACEMENT OF WARRANTS. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement (with surety if reasonably required) in an amount reasonably satisfactory to the Company, or (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will issue, in lieu thereof, a new Warrant of like tenor.

         11. TRANSFERS, ETC.

                  (a) The Company will maintain a register containing the names and addresses of the Registered Holders of this Warrant. Any Registered Holder may change its or his address as shown on the warrant register by written notice to the Company requesting such change.

                  (b) Subject to the provisions of Section 4 hereof, this Warrant and all rights hereunder are transferable, in whole or in part, upon surrender of this Warrant with a properly executed assignment (in the form of EXHIBIT II hereto) at the principal office of the Company.

                  (c) Until any transfer of this Warrant is made in the warrant register, the Company may treat the Registered Holder of this Warrant as the absolute owner hereof for all purposes; PROVIDED, HOWEVER, that if and when this Warrant is properly assigned in blank, the Company may (but shall not be obligated to) treat the bearer hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.

         12. MAILING OF NOTICES, ETC. All notices and other communications from the Company to the Registered Holder of this Warrant shall be mailed by first-class certified or registered mail, postage prepaid, to the address furnished to the Company in writing by the last Registered Holder of this Warrant who shall have furnished an address to the Company in writing. All notices and other communications from the Registered Holder of this Warrant or in connection herewith to the Company shall be mailed by first-class certified or registered mail, postage prepaid, to the Company at its principal office set forth below. If the Company should at any time change the location of its principal office to a place other than as set forth below, it shall give prompt written notice to the Registered Holder of this Warrant and thereafter all references in this Warrant to the location of its principal office at the particular time shall be as so specified in such notice.

         13. NO RIGHTS AS STOCKHOLDER. Until the exercise of this Warrant, the Registered Holder of this Warrant shall not have or exercise any rights by virtue hereof as a stockholder of the Company.

         14. CHANGE OR WAIVER. This Warrant is one of a series of Warrants issued by the Company (Series R1 and R2), all dated the date hereof and of like or similar tenor (collectively, the "Company Warrants"). Any term of this Warrant may only be amended or waived upon the written consent of the Company and the Registered Holder of this Warrant.


                                      10.

         15. HEADINGS. The headings in this Warrant are for purposes of reference only and shall not limit or otherwise affect the meaning of any provision of this Warrant.

         16. GOVERNING LAW. This Warrant will be governed by and construed in accordance with the laws of the State of Delaware.

         17. ARBITRATION. Any dispute, controversy or difference arising between the parties out of or in relation to or in connection with this Agreement or any breach thereof which cannot be settled between the parties shall be finally settled under the Rules of Conciliation and Arbitration of the International Chamber of Commerce (the "ICC") by which each party agrees to be bound. In any arbitration pursuant to this Section the decision shall be rendered by three independent arbitrators who shall be appointed by the ICC, whose decision shall be binding. The seat of arbitration shall be London, England. The language of arbitration shall be English.

                                              Receptor Technologies, Inc.


                                              By:
                                                 -------------------------------
                                                  Mark R. Brann, President

[Corporate Seal]

ATTEST:


-----------------------------------



                                     11.

                                                                       EXHIBIT I

                                  PURCHASE FORM


To:______________________                                Dated:_________________


         The undersigned, pursuant to the provisions set forth in the attached Warrant (No. ___), hereby irrevocably elects to purchase ______ shares of the Common Stock covered by such Warrant. The undersigned herewith makes payment of $____________ (in lawful money of the United States), representing the full purchase price for such shares at the price per share provided for in such Warrant.

                                        Signature:
                                                  ------------------------------

                                        Address:
                                                --------------------------------

                                        ----------------------------------------

                                                                     EXHIBIT II

                                 ASSIGNMENT FORM


         FOR VALUE RECEIVED, _____________________________ hereby sells, assigns and transfers all of the rights of the undersigned under the attached Warrant (No. __) with respect to the number of shares of Common Stock covered thereby set forth below, unto:

NAME OF ASSIGNEE            ADDRESS                               NO. OF SHARES
______________________      ________________________________      _____________


Dated:                                    Signature:
      ----------------------------                  ----------------------------

Dated:                                    Witness:
      ----------------------------                ------------------------------